EXHIBIT 5.1


                            CENDANT CORPORATION
                                6 Sylvan Way
                        Parsippany, New Jersey 07054



                                                     December 17, 1997

Cendant Corporation
6 Sylvan Way
Parsippany, New Jersey  07054

              Re:    Cendant Corporation Post-Effective
                     Amendment No. 2 on Form S-8 to the
                     Registration Statement on Form S-4


Ladies and Gentlemen:

        I am a Vice President of Cendant Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Post-Effective Amendment No. 2 on Form S-8 (the "Amendment") to the Registration Statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company filed the Registration Statement on August 28, 1997 in order to register shares of its common stock, $.01 par value per share ("Company Common Stock"), in connection with the merger (the "Merger") of HFS Incorporated ("HFS") with and into the Company pursuant to the Agreement and Plan of Merger, dated as of May 27, 1997, between HFS and the Company (the "Merger Agreement"). The Merger was consummated on December 17, 1997.

        The Amendment relates to the registration of up to 16,344,445 shares of Company Common Stock issuable pursuant to the HFS Incorporated 1992 Incentive Stock Option Plan (the "1992 Plan"), 64,902,225 shares of Company Common Stock issuable pursuant to the HFS Incorporated Amended and Restated 1993 Stock Option Plan (the "1993 Plan," and together with the 1992 Plan, the "HFS Stock Option Plans") and 11,209,716 shares of Company Common Stock issuable pursuant to the Cendant Corporation 1997 Employee Stock Plan (collectively with the HFS Stock Option Plans, the "Cendant Stock Option Plans") . The Company assumed the HFS Stock Option Plans pursuant to the terms of the Merger Agreement.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Registration Statement;
(ii) the Cendant Stock Option Plans; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof;
(iv) the Merger Agreement; (v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Merger Agreement, the Registration Statement and the Amendment; and (vi) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

        In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

        I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, I am of the opinion that the shares of Company Common Stock, when issued in accordance with the terms and conditions of the Cendant Stock Option Plans, will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Amendment. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                          Very truly yours,

                                                          /s/ Eric J. Bock
                                                          Eric J. Bock